Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Page
Independent Auditors’ Reports	F-2
Consolidated balance sheet as of December 31, 2019 (Successor)	F-4
Consolidated statement of operations for the period from inception (January 18, 2019) to December 31, 2019 (Successor) and combined statement of operations for the period from April 1, 2018 to January 31, 2019 (Predecessor)	F-5
Consolidated statement of comprehensive loss for the period from inception (January 18, 2019) to December 31, 2019 (Successor) and combined statement of operations for the period from April 1, 2018 to January 31, 2019 (Predecessor)	F-6
Consolidated statement of changes in member’s deficit from inception (January 18, 2019) to December 31, 2019 (Successor) and combined statement of member’s deficit from the period from April 1, 2018 to January 31, 2019 (Predecessor)	F-7
Consolidated statement of cash flows for the period from inception (January 18, 2019) to December 31, 2019 (Successor) and combined statement of cash flows for the period April 1, 2018 to January 31, 2019 (Predecessor)	F-8
Notes to financial statements	F-10

F-1

INDEPENDENT AUDITORS’ REPORT

To the Member of

CL Media Holdings, LLC and Subsidiary

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of CL Media Holdings, LLC and Subsidiary (the “Successor”) which comprise the consolidated balance sheet as of December 31, 2019 and the related consolidated statement of operations, comprehensive loss, changes in member’s deficit, and cash flows for the period from inception (January 18, 2019) to December 31, 2019 and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Successor as of December 31, 2019 and the consolidated results of its operations and its cash flows for the period from inception (January 18, 2019) to December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Successor will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Successor has net losses, cash outflows from operating activities and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Successor adopted Accounting Standard Update 2014-09, Revenue from Contracts with Customer related to revenue recognition. Our opinion is not modified with respect to this matter.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
November 25, 2020

F-2

INDEPENDENT AUDITORS’ REPORT

To the Member of

RockYou, Inc.

Report on the Combined Financial Statements

We have audited the accompanying combined financial statements of certain digital and social media websites of RockYou, Inc. (the “Predecessor”) which comprise the combined statement of operations, comprehensive loss, changes in member’s deficit, and cash flows for the period from April 1, 2018 to January 31, 2019 and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined results of its operations and its cash flows of the Predecessor for the period from April 1, 2018 to January 31, 2019 in accordance with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
November 25, 2020

F-3

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$2,091,612
Accounts receivable	6,742,447
Prepaid expenses and other current assets	402,376
Total Current Assets	9,236,435

Property and equipment, net	244,445
Intangible assets, net	5,569,444
Goodwill	1,907,700
Restricted cash	200,000
Other assets	91,096
Total Assets	$17,249,120

LIABILITIES AND MEMBER’S DEFICIT
Current Liabilities
Accounts payable	$1,231,432
Accounts payable – related party	740,769
Accrued expenses	459,873
Due to factor	3,042,559
Loan payable	551,000

Total Current Liabilities	6,025,633

Loan payable – related party	20,735,979
Total Liabilities	26,761,612
Commitments and Contingencies
Member’s Deficit
Member’s interest	4,208,535
Accumulated other comprehensive income	23,448
Accumulated deficit	(13,744,475)
Total Member’s Deficit	(9,512,492)
Total Liabilities and Member’s Deficit	$17,249,120

See accompanying notes to consolidated financial statements

F-4

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JANUARY 18, 2019) TO DECEMBER 31, 2019 (SUCCESSOR) AND COMBINED STATEMENT OF OPERATIONS FOR THE PERIOD FROM APRIL 1, 2018 TO JANUARY 31, 2019 (PREDECESSOR)

	Successor Company	Predecessor Company
	From Inception Date January 18, 2019 to December 31, 2019	For the period from April 1, 2018 to January 31, 2019
Revenues
Advertising	$21,032,565	$27,135,242

Cost of revenue	10,912,454	15,543,216
Gross profit	10,120,111	11,592,026

Selling, general and administrative	18,520,382	13,097,023
Professional fees	1,376,122	896,226
Management fees – related party	740,769	—
Depreciation and amortization	2,373,986	1,839,440
Total operating expense	23,011,259	15,832,689

Loss from operations	(12,891,148)	(4,240,663)

Other income (expense)
Interest income	—	796
Other expense	(53,826)	(99,484)
Other income	11,867	22,856
Interest expense	(159,695)	—
Interest expense - related party	(651,673)	—
Total other expense	(853,327)	(75,832)

Net loss	$(13,744,475)	$(4,316,495)

See accompanying notes to consolidated financial statements

F-5

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE PERIOD FROM INCEPTION (JANUARY 18, 2019) TO DECEMBER 31, 2019 (SUCCESSOR) AND FOR THE PERIOD FROM APRIL 1, 2018 TO JANUARY 31, 2019 (PREDECESSOR)

	Successor Company	Predecessor Company
	From Inception Date January 18, 2019 to December 31, 2019	From April 1, 2018 to January 31, 2019
Net loss	$(13,744,475)	$(4,316,495)

Other comprehensive income
Foreign currency translation	23,448	2,352

Comprehensive loss	$(13,721,027)	$(4,314,143)

See accompanying notes to consolidated financial statements

F-6

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

FOR THE PERIOD FROM INCEPTION (JANUARY 18, 2019) TO DECEMBER 31, 2019 (SUCCESSOR) AND FOR THE PERIOD FROM APRIL 1, 2018 TO JANUARY 31, 2019 (PREDECESSOR)

Inception date (January 18, 2019) to December 31, 2019 (Successor)	Member’s Interest	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Member’s Deficit
Balance (Inception date) January 18, 2019	$—	$—	$—	$—
Contribution by member	4,208,535	—	—	4,208,535
Foreign currency translation	—	23,448	—	23,448
Net loss for the eleven months ended December 31, 2019	—	—	(13,744,475)	(13,744,475)
Balance – December 31, 2019 (Successor)	$4,208,535	$23,448	$(13,744,475)	$(9,512,492)

	Member’s Interest	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Member’s Deficit
Balance – April 1, 2018	$—	$—	$—	$—
Foreign currency translation	—	2,352	—	2,352
Net loss April 1, 2018 to January 31, 2019	—	—	(4,316,495)	(4,316,495)
Balance – January 31, 2019 (Predecessor)	$—	$2,352	$(4,316,495)	$(4,314,143)

See accompanying notes to consolidated financial statements

F-7

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (JANUARY 18, 2019) TO DECEMBER 31, 2019 (SUCCESSOR) AND COMBINED STATEMENT OF CASH FLOWS FOR THE PERIOD APRIL 1, 2018 TO JANUARY 31, 2019 (PREDECESSOR)

	Successor Company	Predecessor Company
	From Inception Date January 18, 2019 to December 31, 2019	April 1, 2018 to January 31, 2019
Cash flows from operating activities:
Net loss	$(13,744,475)	$(4,316,495)

Adjustments to reconcile net loss to net cash used in operations:
Depreciation	143,430	140,843
Amortization	2,230,556	1,698,597
Paid in kind interest expense	651,673	—
Changes in operating assets and liabilities:
Accounts receivable	3,948,024	(6,859,293)
Prepaid expenses and other current assets	(142,992)	(1,422,886)
Other assets	549	(91,645)
Accounts payable	(1,297,992)	1,396,548
Accounts payable – related party	953,119	—
Accrued expenses	(404,127)	1,377,639
Due to factor	908,473	2,134,086
Other liabilities	(53,593)	—
Net cash used in operating activities	(6,807,355)	(5,942,606)

Cash flows from investing activities:
Cash assumed in acquisition	92,236	—
Purchases of property and equipment, net	(27,875)	(500,508)
Net cash provided (used in) investing activities	64,361	(500,508)

Cash flows from financing activities:
Repayment of loan payable	(1,612,350)	—
Proceeds from member	1,623,840	6,532,998
Proceeds loan payable - related party	9,000,000	—
Net cash provided by financing activities	9,011,490	6,532,998

Effect of exchange rate changes on cash	23,116	2,352
Net increase in cash, cash equivalents, and restricted cash	2,268,496	92,236
Cash, cash equivalents, and restricted cash at beginning of period	—	—
Cash, cash equivalents, and restricted cash at end of period	$2,291,612	$92,236

See accompanying notes to consolidated financial statements

F-8

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (JANUARY 18, 2019) TO DECEMBER 31, 2019 (SUCCESSOR) AND COMBINED STATEMENT OF CASH FLOWS FOR THE PERIOD APRIL 1, 2018 TO JANUARY 31, 2019 (PREDECESSOR)

(CONTINUED)

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$159,695	$—

Non-cash investing and financing activities
Non-cash loan payable – related party	$11,072,816	$—

Non-cash acquisition	$13,699,000	$10,916,486

See accompanying notes to consolidated financial statements

F-9

CL MEDIA HOLDINGS, LLC AND SUBSIDIARY

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND LIQUIDITY

CL Media Holdings, LLC d/b/a/ Wild Sky Media, LLC and together with its subsidiary, Wild Sky Media Co., Ltd, a Thailand Company, (the “Company” or the “Successor”) is a limited liability company formed on January 18, 2019. On January 31, 2019, the Company acquired the assets related to certain digital and social media websites of RockYou, Inc. (The “Predecessor”) under a foreclosure agreement. RockYou, Inc. developed social games and advertising solutions for social media. Subsequent to this transaction, RockYou, Inc. filed for Chapter 7 bankruptcy on February 13, 2019.

The Company’s consolidated financial statements include the operating results since inception (January 18, 2019) and the operating results of the Successor from January 31, 2019, the acquisition date, to December 31, 2019. The Predecessor combined financial statements include the assets acquired, liabilities assumed and operations of certain digital and social media websites carved out from RockYou, Inc. are presented and contain the operations results for the ten months April 1, 2018 to January 31, 2019. The Successor and the Predecessor are collectively referred to as the “Companies”.

As a result of the application of acquisition accounting and valuation of assets and liabilities at fair value at the date of acquisition, the consolidated financial statements of the Successor are not comparable with the Predecessor.

We are a digital media holding company for online assets targeting and servicing female markets and as such we delivered impressions, which include both our targeted demographic and the larger general demographic from our ad network. Our owned websites are dedicated to providing moms with places to go online where they can do everything from stay current on news and events affecting them. We own 8 websites, which are customized to provide our users with information, news and entertainment across various platforms that are intended to be of interest and engaging to them.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained a loss from operations of $12,891,148, cash used in operating activities of $6,807,355 from inception (January 18, 2019) to December 31, 2019 and accumulated deficit of $13,744,574 as of December 31, 2019. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon its ability to generate revenues, control its expenses and its ability to continue obtaining investment capital and loans from related parties and outside investors to sustain its current level of operations.

On June 1, 2020, the Company was acquired by Bright Mountain Media, Inc. See Subsequent Events in Note 14.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Combination

The consolidated financial statements of the Successor include the accounts of the Company and its wholly-owned subsidiary. All intercompany consolidated and combined accounts and transactions have been eliminated in the consolidated financial statements. The combined financial statements of the Predecessor include acquired assets related to certain digital and social media websites of RockYou, Inc. The accompanying financial statements of the Companies have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

F-10

Revenue from Contract with Customers

On January 18, 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“Topic 606”) using the “modified retrospective” method, meaning the standard is applied only to the most current period presented in the financial statements. Furthermore, we elected to apply the standard only to those contracts which were not completed as of the date of the adoption. Results for reporting periods beginning on the date of adoption are presented under Topic 606, while prior period amounts have not been adjusted and continue to be reported in accordance with accounting standards in effect for those periods. Following the adoption of Topic 606, the Company will continue to recognize revenue at a point-in-time when control of services is transferred to the customer. This is consistent with the Company’s previous revenue recognition accounting policy.

To determine revenue recognition for arrangements that the Company determines are within the scope of Topic 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that Company will collect the consideration it is entitled to in exchange for the advertising services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the advertising services promised within each contract and determines those that are performance obligations and assesses whether each promised advertising service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation based on relative fair values, when (or as) the performance obligation is satisfied.

The Company has one revenue stream related to publishing advertisements on the Company’s owned and operated sites. The revenue is earned when the advertisers’ ads are displayed upon the various sites. This is consistent with the Company’s previous revenue recognition accounting policy.

Use of Estimates

The preparation of the Companies’ financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The principal areas of estimation relate to determining valuation of receivables, depreciable lives of property and equipment, useful lives and impairment of long-lived assets, goodwill and intangible assets, purchase price allocations related to acquisition accounting, and recoverability of deferred tax assets. Actual results could differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Restricted cash is cash restricted to secure the Company’s credit card program.

Cash, cash equivalents and restricted cash consist of the following:

Successor December 31, 2019
Cash and cash equivalents	$2,091,612
Restricted cash	200,000
Total cash, cash equivalents, and restricted cash	$2,291,612

F-11

Fair Value of Financial Instruments and Fair Value Measurements

FASB ASC 820 “Fair Value Measurement and Disclosures: (“ASU 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement.

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities. We adopted accounting guidance for fair values measurements and disclosures (ASC 820). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2:	Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

Level 3:	Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Financial instruments recognized in the consolidated balance sheets consist of cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses. The Company believes that the carrying value of its current financial instruments approximates their fair values due to the short-term nature of these instruments. Long-term financial liabilities include the Company’s long-term debt. The estimated fair value of the Company’s long-term debt is based primarily on reported market values, recently completed market transactions, and estimates based upon interest rates, maturities, and credit.

The following are the major categories of liabilities measured at fair value on a recurring basis for the nine months ended September 30, 2020, using significant unobservable inputs (Level 3):

Fair Value measurement using Level 3

Balance at January 31, 2019	$11,072,816
Long term debt additions during 2019	11,275,513
Principal reductions/payments during 2019	(1,612,350)
Adjustment to fair value	-
Balance at December 31, 2019	$20,735,979

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation, when necessary. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense. The Company is also subject to adjustments from traffic settlements that are deducted from open invoices.

F-12

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 to net 120 days. Once collection efforts by the Company are exhausted, the determination for charging off uncollectible receivables is made. As of December 31, 2019 the Company has not recorded an allowance for doubtful accounts.

The Companies have agreements where certain accounts receivables are sold to a third party to obtain advances against the accounts receivable balances.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of two years for furniture and fixtures, and two years for computer equipment. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the improvements.

Long-Lived Assets

Long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill

Goodwill arises from business acquisitions and is generally determined as the excess of the fair value of the consideration transferred, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill is not amortized but tested for impairment at least annually or more frequently if events and circumstances exist that indicate that a goodwill impairment test should be performed. For the eleven months ended December 31, 2019 and ten months ended January 31, 2019, there were no impairment charges.

Cost of Revenue

Cost of revenue consist primarily of expenses related to hosting of the websites, server expenses, publishing costs, writing services, content production costs, user acquisition costs, and sales commissions.

Advertising and Marketing

Advertising and marketing expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying consolidated statement of operations. For the eleven months ended December 31, 2019 and ten months ended January 31, 2019, advertising and marketing expense was $94,483 and $1,484, respectively.

Foreign currency translation

Assets and liabilities of the Company’s Thailand subsidiary are translated from Thai baht to United States dollars at exchange rates in effect at the balance sheet date. Income and expenses are translated at the average exchange rates for the period. The translation adjustments for the reporting period will be included in our statements of comprehensive loss.

F-13

Income Taxes

The Successor is a limited liability company which elected to be treated as a corporation for income tax purposes. The Predecessor company was a corporation. Based on the election by the Successor to be treated the same as the Predecessor for tax purposes, the same accounting policy applies to both the Successor and Predecessor.

Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of income taxes currently due plus deferred taxes related to timing differences between the basis of certain assets and liabilities for financial statements and income tax reporting purposes. Deferred taxes are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted income tax rates in effect of the date of which differences are expected to reverse. A valuation allowance is provided if, based on the evidence available, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertainty in income taxes recognized by determining whether a tax position is more likely than not to be sustained upon external examination. If deemed more likely than not, the tax position will be assessed as to the amount of benefit to be recognized in the financial statements. The amount recognized is the largest amount that has a greater than 50% likelihood of being realized upon settlement. As of December 31, 2019, the Company has not identified any uncertain tax positions, and as a result, there are no unrecognized benefits recorded. The Company’s policy is to record interest and penalties as a component of its provision for income taxes. As of December 31, 2019, the Company has recorded no accrued interest or tax penalties in connection with uncertain tax positions.

The Company follows the provisions of ASC 740-10, “Income Taxes – Overall”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized tax expenses are recognized as tax expenses in the statement of operations.

The Company files tax returns in the U.S. federal jurisdiction and various states. Tax returns that remain subject to examination to major taxing jurisdictions are those for years from December 31, 2019 forward.

Concentrations

The Company primarily generates revenues from advertisers through our owned and operated websites. There is one large customer who accounts for approximately 21% of the consolidated revenue for the period ended December 31, 2019. A different customer accounts for approximately 24% of the outstanding accounts receivable at December 31, 2019. There is no vendor that accounts for more than 10% of total payable at December 31, 2019.

There is one large customer who accounts for approximately 52% if the combined revenue for the period ended January 31, 2019.

F-14

Credit Risk

The Company minimizes the concentration of credit risk associated with its cash by maintaining its cash with high quality federally insured financial institutions. However, cash balances in excess of the FDIC insured limit of $250,000 are at risk. At December 31, 2019, the Company had $1,841,612 in cash balances above the FDIC insured limit. The Company performs ongoing evaluations of its trade accounts receivable customers and generally does not require collateral.

Segment Information

The Company currently operates in one reporting segment, focused on producing advertising revenue generated by users “clicking” on website advertisements utilizing several ad network partners and direct advertisers.

Recent Accounting Pronouncements

In January 2017, the FASB issued 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The amendments in this ASU simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test and eliminating the requirement for a reporting unit with a zero or negative carrying amount to perform a qualitative assessment. Instead, under this pronouncement, an entity would perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and would recognize an impairment change for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized is not to exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects will be considered, if applicable.

This ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Although early adoption was permitted as of January 1, 2019, the Company has not yet adopted the guidance. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820), - Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement,” which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Although early adoption was permitted upon the issuance of the update, the Company has not yet adopted the guidance. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

NOTE 3 – ACQUISITIONS

In accordance with ASC 805 “Business Combinations,” the Company measures all transactions at fair value. In addition, the measurement period for the acquisition is for one year during which the Company may reevaluate the assets acquired, liabilities assumed and the goodwill resulting from the transaction as well as the change in amortization as a result of changes in the provisional amounts as if the accounting had been completed at the acquisition date.

F-15

The Successor

On January 31, 2019, the Successor entered into a Foreclosure Agreement whereby the Successor foreclosed on the Predecessor’s assets for a purchase price of $13,669,000, which mainly consists of a reduction of $10,000,000 of RockYou’s loan payable to Centre Lane Partners under the Credit Agreement previous to the acquisition.

The fair value allocation of the purchase price to the assets acquired and liabilities assumed at the date of acquisition is as follows:

Tangible assets acquired	$11,493,000
Brand names	2,600,000
IP/Technology	2,000,000
Customer relationships	3,200,000
Goodwill	1,907,700
Liabilities assumed	(7,532,000)
Total purchase price	$13,669,000

The Predecessor made the following three acquisitions for during the ten months ended January 31, 2019.

(1)	Little Things was acquired via an Asset Purchase Agreement, dated April 17, 2018, between LittleThings, Inc. a Delaware corporation (the “Seller”) and RY LT Acquisition Corp., a Delaware corporation (the “Purchaser”) for the purchase price of $3,216,486,
(2)	CafeMom, Revelist, MamasLatinas, and BabyNameWizard were acquired via an Asset Purchase Agreement, dated June 19, 2018, between CMI Marketing, Inc., a Delaware corporation (the “Seller”) and RY CM Acquisition Corp., a Delaware corporation (the “Purchaser”). Under the Asset Purchase Agreement, the Predecessor paid $7,700,000 for various internet domains and contractual rights but no tangible assets were acquired or liabilities assumed, and
(3)	In September 2018, Mom.me and Purple Clover were acquired via an Asset Purchase Agreement between Whalcrock Digital Media, LLC a Delaware limited liability company (the “Seller”), and RY LT Acquisition Corp., a Delaware corporation (the “Purchaser”). The Asset Purchase Agreement identified a purchase price of $1 plus a revenue share arrangement on future activities over a stated period of time. The fair value of the assets acquired and liabilities assumed is $0 on the acquisition date.

Acquisition (1)
Tangible assets acquired	$2,668,598
Intangibles	1,311,230
Goodwill	369,834
Liabilities assumed	(1,133,176)
Total purchase price	$3,216,486

Acquisition (2)
Intangibles	$6,006,000
Goodwill	1,694,000
Total purchase price	$7,700,000

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NOTE 4– PREPAID EXPENSES AND OTHER CURRENT ASSETS

At December 31, 2019, prepaid expenses and other current assets consisted of the following:

Successor
December 31, 2019
Prepaid Insurance	$191,254
Prepaid Rent	54,667
Prepaid Software	126,706
Prepaid Other	29,749
Prepaid expenses and other current assets	$402,376

NOTE 5 – PROPERTY AND EQUIPMENT

At December 31, 2019, property and equipment consisted of the following:

	Successor	Depreciable Life
	December 31, 2019	(Years)
Furniture and fixtures	$43,196	2
Leasehold improvements	128,420	3
Computer equipment	730,747	2
Total property and equipment	902,363
Less: accumulated depreciation	(657,918)
Total property and equipment, net	$244,445

Depreciation expense for the eleven months ended December 31, 2019 and ten months ended January 31, 2019 were $143,430 and $140,843, respectively.

NOTE 6 – INTANGIBLE ASSETS

	Useful Lives	December 31, 2019
Brand name	3 years	$2,600,000
Customer relationships	3 years	3,200,000
IP / Technology	4 years	2,000,000
Total intangible assets		7,800,000
Less: accumulated amortization		(2,230,556)
Intangible assets, net		$5,569,444

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Amortization expense for the eleven months ended December 31, 2019 and ten months ended January 31, 2019 was $2,230,556 and $1,698,597, respectively.

Based on identified intangible assets that are subject to amortization as of December 31, 2019, we expect future amortization expense for each period to be as follows:

Years ending December 31,	Expense
2020	$2,433,333
2021	2,433,333
2022	661,111
2023	41,667
2024	-
Thereafter	-
Total	$5,569,444

NOTE 7 – ACCRUED EXPENSES

At December 31, 2019, accrued expenses consisted of the following:

Successor
December 31, 2019
Accrued compensation	$163,176
Accrued general liabilities	296,697
Total accrued expenses	$459,873

NOTE 8 – DUE TO FACTOR

During 2019, the Company entered into a factoring agreement with Fast Pay Partners LLC (“Fast Pay”). Under the factoring agreement, Fast Pay will from time to time purchase receivables from the Company up to a maximum of $7,000,000. Upon receipt of any advance under the factoring agreement, the Company will have sold and assigned all of their rights in such receivables and all proceeds thereof to Fast Pay, with full recourse. The factoring fee for receivables bought under the factoring agreement is ..033% of the gross value of the invoice for the initial 30 day period, plus an additional fee of .033% prorated daily on the gross value of the invoiced amount outstanding, commencing on day 30, if the receivable remains outstanding by the debtor. The factoring agreement is collateralized by the account receivables of the Company. The balance due to the factor totaled $3,042,559 as of December 31, 2019.

Trade receivables factored amounted to $19,549,764 during the period ended December 31, 2019. Factoring fees paid under this arrangement were $357,751 and $49,304 during the eleven months ended December 31, 2019 and ten months ended January 31, 2019, respectively, and are included in interest expense, net.

Due to factor under this agreement, were paid in full as part of the sale of the Company to Bright Mountain Media, effective as of June 1, 2020 as further described in the Subsequent Events Note 14.

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NOTE 9 – RELATED PARTY TRANSACTIONS

In connection with the acquisition by the Successor, the Successor entered into a Senior Secured Credit Agreement, dated as of January 31, 2019 with Centre Lane Partners Master Credit Fund II, L.P. as Administrative Agent and Collateral Agent and the lenders party hereto for $11,072,816 with a maturity date of January 31, 2022 with allowances for certain prepayments. The loan payable was previously with RockYou, Inc. The loan shall bear interest on the outstanding principal amount equal to 5% per annum payable-in-kind.

During the eleven months ended December 31, 2019, the Successor borrowed additional funds for working capital needs. The loan balance as of December 31, 2019 was $20,735,979, which includes $651,673 of paid in kind interest. This loan was settled in full as part of the sale of the Company to Bright Mountain Media, effective as of June 1, 2020 as further described in the Subsequent Events Note 14.

For the eleven months ended December 31, 2019 are $740,769 of management fees incurred to 10th Lane Partners, LLC, a subsidiary of the Member. This amount was due for management services, except for management fees incurred to payment of certain reimbursable travel and related expenses, all billings were deferred and no payments were made during 2019. This amount was settled in full as part of the sale of the Company to Bright Mountain Media, effective as of June 1, 2020 as further described in the Subsequent Events Note 14.

NOTE 10 – LOAN PAYABLE

The loan payable associated with Fast Pay Partners LLC had a balance at December 31, 2019 of $551,000 with a maturity date of March 31, 2020. The loan is collateralized by the account receivables of the Company. Interest expense for the eleven months ended December 31, 2019 was $159,695.

The loan payable was paid on its maturity date.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its corporate offices at 233 Broadway, New York, NY under a 36 month term sublease which terminates on May 31, 2021, The base rent for year one is approximately $315,000 plus the company’s pro-rata share of operating costs, as defined in the agreement, and includes annual increases to $322,000 in year two and $328,000 in year three. The rent is due to be paid in monthly installments. The sub leased premises are 6,434 of rentable space and represents approximately 23% of the total rentable space. Under the terms of the sublease, either party may terminate the lease after November 30, 2019 for any reason, or no reason, by providing one hundred twenty (120) days. In June, 2020 the Company provided notification of its intent to terminate the lease as part of its sale to Bright Mountain Media on June 1, 2020 and vacated the premises by September 30, 2020.

Rent expense for the eleven months ended December 31, 2019 was $555,956 and for the ten months ended January 31, 2019 was $484,297.

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Legal

From time-to-time, we may be involved in litigation or be subject to claims arising out of our operations or content appearing on our websites in the normal course of business. Although the results of litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of these ordinary course matters will not have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on our company because of defense and settlement costs, diversion of management resources and other factors.

Other Commitments

Our financial performance and operating results may be materially and adversely affected by the outbreak of the novel coronavirus (“COVID-19”). The recent global outbreak of COVID-19 has had an uncertain impact on our business operations. The COVID-19 pandemic has caused disruptions in the services we provide. In addition, the COVID-19 pandemic has resulted in many states and countries imposing orders resulting in the closure of non-essential businesses – including many companies which advertise digitally. We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact on our business and our financial results. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations, financial condition, and liquidity may be materially and adversely affected as a result of prolonged disruptions in consumer spending, a lack of demand for our services, and other factors that we cannot foresee. The extent to which COVID-19 will impact our business and our financial results will depend on future developments which are highly uncertain and cannot be predicted.

NOTE 12 – PROFESSIONAL FEES

During the eleven months ended December 31, 2019 and the ten months ended January 31, 2019, the Successor and Predecessor incurred professional fee expenses of $1,376,122 and $896,226, respectively related to a reorganization of the operations of the Company. The expense includes the costs for consultants and legal services in the establishment of the organizational structure, operating agreements and contracts.

NOTE 13 – INCOME TAXES

At December 31, 2019, the Company had no unrecognized tax benefits, no accrued interest and penalties, and no significant uncertain tax positions.

Due to the Company’s tax loss position, the Company has not recorded any tax provision for the eleven months ended December 31, 2019.

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A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate is as follows:

February 1, 2019 to December 31, 2019
Pre-tax book income at US statutory rate	$(2,849,496)
Other	186,809
PIK interest	136,852
Transaction costs	89,011
State tax	(959,175)
Change in valuation allowance	3,415,999
Total provision	$-

The net deferred income tax asset balance related to the following:

February 1, 2019 to December 31, 2019
Deferred tax assets:
Net operating loss carryforwards	$3,049,182
Intangibles	327,143
Other	39,673
Total deferred tax assets	3,415,999
Valuation allowance	(3,415,999)
Net deferred tax assets, after valuation allowance	$-

At December 31, 2019, the Company had federal net operating loss carryforwards of approximately $10.4 million, and state and local net operating loss carryforwards of approximately $13.6 million. If unused, the state net operating loss carryforwards will expire at 2039, the federal net operating loss carryforwards may be carried forward indefinitely.

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2019, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current year and projections of future years. As a result of the evaluation, the Company recorded a full valuation allowance against its net deferred tax assets.

Utilization of the U.S. federal and state net operating loss carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code and corresponding provisions of state law, due to ownership changes that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income and tax liabilities, respectively. The Company has not completed a study to assess whether a change of ownership has occurred, or whether there have been multiple ownership changes since its formation, due to the significant cost and complexity associated with such a study. Any limitation may result in expiration of a portion of the net operating loss carryforwards before utilization.

The calculation of the Company’s income tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and Florida. ASC 740 states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

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The Company records uncertain tax positions as liabilities in accordance with ASC 740 and adjust these liabilities when judgment changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2019, the Company has not recorded any uncertain tax positions in the financial statements.

The Company will recognize interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. As of December 31, 2019, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheet.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from 2019 to the present.

The results of the Predecessor do not create a tax benefit since it is a segment of another entity and is not entitled to any tax benefits or burdens generated by its results. Accordingly, no tax benefit or expense has been recorded on the Predecessor’s results for the period ended January 31, 2019.

NOTE 14 – SUBSEQUENT EVENTS

On May 11, 2020, the Company received loan proceeds of $1,706,735 (the “PPP Loan”) under the Paycheck Protection Program (the “PPP”). The PPP was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration. The PPP Loan is evinced by a promissory note (the “Promissory Note”) with Holcomb Bank and has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Promissory Note contains customary events of default provisions. Under the terms of the CARES Act, PPP Loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. No assurance is provided that the Company will obtain forgiveness of the PPP Loan in whole or in part.

On June 1, 2020, Bright Mountain Media, Inc. (“Bright Mountain”) entered into a membership interest purchase agreement (the “Purchase Agreement”), for a purchase price of $20,141,905, with Centre Lane Partners Master Credit Fund II, L.P. (“Centre Lane”) to purchase 100% of the membership interests of the Successor. The purchase was completed on a debt-free, cash-free basis, free and clear of any liens and encumbrances.

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